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                                                                    Exhibit 99.1

                                   Concord (R)
                                        THE INNOVATOR







CONTACT:                   OR               LENS' INVESTOR RELATIONS COUNSEL:
CONCORD CAMERA CORP.                        THE EQUITY GROUP INC.
HARLAN PRESS                                ROBERT GOLDSTEIN  (212) 371-8660
VICE PRESIDENT AND TREASURER                DEVIN SULLIVAN    (212) 836-9608
(954) 331-4200




                              FOR IMMEDIATE RELEASE
      CONCORD CAMERA CORP. ANNOUNCES A DELAY IN THE ISSUANCE OF THE RESULTS
                      FOR THE FIRST QUARTER OF FISCAL 2005



HOLLYWOOD, FLORIDA - NOVEMBER 8, 2004 - CONCORD CAMERA CORP. ("CONCORD" OR "COMPANY") (NASDAQ: LENS) today announced a delay in the issuance of its results for the first quarter of Fiscal 2005 which ended October 2, 2004. In August 2004, the Company converted its management information systems from its existing Legacy systems to a new worldwide fully integrated Enterprise Resource Planning ("ERP") software system which supports virtually every area of the Company's operations. The recent implementation of the new ERP system has resulted in inefficiencies and delays in providing certain information necessary to complete the Company's Quarterly Report on Form 10-Q. The Company expects to file its Form 10-Q for the first quarter of Fiscal 2005 which ended October 2, 2004 in or about December 2004.

ABOUT CONCORD CAMERA CORP.

Concord Camera Corp. is a global developer, designer, manufacturer and marketer of high quality, popularly priced, digital, instant, Advanced Photo System (APS) and 35mm cameras. Concord markets its cameras under the trademarks POLAROID, CONCORD, CONCORD EYE Q and JENOPTIK. Concord sells and markets its camera products worldwide through direct sales offices in the United States, Canada, Germany, Hong Kong, the United Kingdom and France and through independent sales agents. Concord manufactures its products in its vertically integrated manufacturing facilities in the People's Republic of China. The Polaroid trademark is owned by Polaroid Corporation and is used by Concord under license from Polaroid. CONCORD and CONCORD EYE Q are trademarks and/or registered trademarks of Concord Camera Corp. in the United States and/or other countries. The JENOPTIK trademark is owned by Jenoptik AG and is used by Concord under license from Jenoptik AG.

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Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements, including the statements regarding anticipated or expected results and the future introduction of new products, involve risks and uncertainties which may affect the Company's business and prospects, including the risks discussed under "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended July 3, 2004 and subsequently filed reports. Any forward-looking statements contained in this press release represent our estimates only as of the date hereof, or as of such earlier dates as are indicated, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

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